Exhibit 99.1
News
[ONEOK Logo]	[ONEOK Partners Logo]
May 19, 2008	Analyst Contact: Dan Harrison
918-588-7950
Media Contact: Tom Droege
918-588-7561

ONEOK and ONEOK Partners Announce Management Changes

Kneale Assumes Additional Responsibilities;

Other Changes Announced

TULSA, Okla. - May 19, 2008 -- ONEOK, Inc. (NYSE: OKE) and ONEOK Partners,

L.P. (NYSE: OKS) today announced that James C. Kneale, 56, currently president and chief operating officer of ONEOK, has assumed additional responsibilities as president and chief operating officer of ONEOK Partners. The position was previously held by John W. Gibson,

chief executive officer of ONEOK, and chairman and chief executive officer of ONEOK Partners, to whom Kneale will continue to report.

"Jim's expanded operating responsibilities reflect his proven ability to successfully lead and operate businesses," Gibson said. "He will now be responsible for the operation of all of our businesses, including ONEOK Partners."

Gibson announced that as a result of Kneale's new responsibilities, other management changes and reporting relationships are being made, effective immediately, unless otherwise indicated.

Reporting to Kneale will be Pierce H. Norton II, 48, and Terry K. Spencer, 49, who are

both promoted to executive vice presidents of ONEOK, Inc. Norton will continue as executive vice president - natural gas of ONEOK Partners, and Spencer will continue as executive vice president - natural gas liquids of ONEOK Partners. They previously reported to Gibson.

Samuel Combs III, president of ONEOK Distribution Companies, and Stephan R. Guy,

senior vice president of technical services, will now report to Norton. Both had previously reported to Kneale.

Roger N. Mitchell, 56, has been named president of Oklahoma Natural Gas, succeeding

Phyllis S. Worley who is retiring after 38 years of service. Gregory A. Phillips, 45, currently regional vice president for Texas Gas Service, has been promoted to president, succeeding

Mitchell. A replacement for Phillips will be named at a later date. Mitchell and Phillips will report to Combs. These changes are effective July 26, 2008, following Worley's retirement.

Patrick J. McDonie, 47, has been promoted to president of energy services and will report to Spencer. McDonie was previously senior vice president of energy services and had reported to Kneale. Charles M. Kelley, 49, has been promoted to senior vice president of energy services responsible for origination, retail and business development, reporting to

McDonie. He was previously vice president, origination.

D. Lamar Miller, 48, has been named senior vice president of compliance, a new position, reporting to John R. Barker, senior vice president and general counsel. Miller was previously senior vice president of energy services and had reported to Kneale. S. Eric

Grimshaw, 56, has been promoted to vice president, associate general counsel and corporate secretary, reporting to Barker; he was previously associate general counsel and corporate secretary.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 47.7 percent of

ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKE-G OKS-G